Exhibit 10.23

[English Summary]

Jiangxi Province Fenyi County Tourism Project
Cooperation and Development Agreement

Party A: Jiangxi Province Fenyi County Government
Party B: Yida (Fujian) Tourism Limited Company

Responsibilities:
Party A shall provide tourism resources and construction of public facilities according to this Agreement. Party A shall not attend any activities in the tourism area for profit.

Party B shall be responsible for the construction of tourism facilities, operations, risks and liabilities associated with.

Exclusive Rights and Term:
Party B shall be entitled to the exclusive rights to develop, operate and manage the tourism resources, such as caves, spas and natural resources, in Mengshan area, Fenyi County, for a period of 40 years from date of project development.

Party B shall also have the preemptive rights to development and operate other tourism resources in Fenyi County.

Revenue Sharing:
Party B shall pay the following to Party A as fees or compensation for using the resources:
For the first five years, Party B is not required to pay any fees to Party A;
From the second five years, Party B shall pay to Party A 5% of its annual revenues from selling the tickets;
Starting from the 11th year, Party B shall pay to Party A 8% of its annual revenues from selling the tickets.

Investment:
The total investment for the project is 300,000,000 RMB:
The first phase, mainly composed of Altair Cave and Vega Cave, is scheduled to start trial operation in 2012. Its investment budget is 100,000,000 RMB;
The second phase will include the Hanmao Cave Cluster for 100,000,000 RMB investment budget; and
The third phase will include the tourism resources of Dagang Mountain for 100,000,000 RMB investment budget.

Force Majeure:
Either party shall not be liable under this Agreement if the Agreement is terminated earlier because of force majeure.

Dispute:
If there is any dispute between the parties, both parties shall resolve the dispute through compromise settlement. If the parties cannot reach the settlement, then either party can resolve the dispute by the courts of Xinhui City or Fuzhou City.

Date of the Agreement:
May 25, 2010